EXHIBIT 4.1

                            FORM OF STOCK CERTIFICATE

                                PAR VALUE $.0001
 NUMBER                                                                  SHARES

________                                                                ________

                                  IHealth Inc.

               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK                                                   CUSIP 45173G 10 0
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT

is the owner of


Fully Paid and Non-Assessable Shares of Common Stock of IHealth Inc., transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


___________________________                       ______________________________
         President                                       Vice President
                                    [S E A L]


                                        Countersigned:
                                        Florida Atlantic Stock Transfer, Inc.
                                        7130 Nob Hill Road
                                        Tamarac, FL 33321